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                                                                    EXHIBIT 3.01

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ACUSPHERE, INC.

                                (Incorporated as
                           Polymers for Medicine, Inc.
                                on July 12, 1993)

         I, Sherri C. Oberg, President of Acusphere, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), do hereby certify as follows:

         1. The original Certificate of Incorporation of Acusphere, Inc. (the "Company" or the "Corporation") was filed in the Office of the Secretary of State of the State of Delaware on July 12, 1993 under the name "Polymers for Medicine, Inc." and was amended and restated on March 7, 1994. An Amended and Restated Certificate of Incorporation of the Company was filed in the Office of the Secretary of State of the State of Delaware on March 30, 1995, which was amended on March 27, 1996. An Amended and Restated Certificate of Incorporation of the Company was filed in the Office of the Secretary of State of the State of Delaware on June 4, 1996, which was amended on August 14, 1996 and September 10, 1997. An Amended and Restated Certificate of Incorporation of the Company was filed in the Office of the Secretary of State of the State of Delaware on November 4, 1997, which was amended on March 16, 1998. An Amended and Restated Certificate of Incorporation of the Company was filed in the Office of the Secretary of State of the State of Delaware on October 16, 1998, which was amended on May 4, 1999 and January 4, 2000. An Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on April 25, 2000. An Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on June 30, 2000. An Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on September 22, 2000, which was amended on March 1, 2001 and March 28, 2001. An Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on June 1, 2001, which was amended on September 27, 2001. A Tenth Amended and Restated Certificate of Incorporation (the "Tenth Charter") was filed in the Office of the Secretary of State of the State of Delaware on June 14, 2002. An Eleventh Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on September 6, 2002 (the "Eleventh Charter"). A Twelfth Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on April 11, 2003 (the "Twelfth Charter"). An Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on September 12, 2003 (the "Thirteenth Charter").

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                                     - 2 -

         2. In the manner prescribed by Sections 242 and 245 of the Delaware Corporation Law, the Thirteenth Charter was amended and restated in the form of this Amended and Restated Certificate of Incorporation by resolutions adopted by the Board of Directors and the stockholders of the Company pursuant to Sections 141 and 228 of the Delaware General Corporation Law.

         3. The text of the Certificate of Incorporation of the Company, as amended and restated herein, is as follows:

         FIRST.            The name of the corporation is Acusphere, Inc. (the
"Company").

         SECOND.           The address of the registered office of the Company
in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD.            The nature of the business or purposes to be
conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

         FOURTH.

         The total number of shares of stock that the Company shall have authority to issue is:

                  (i) Ninety Eight Million Five Hundred Thousand (98,500,000) shares of common stock, $.01 par value per share (the "Common Stock"), and

                  (ii) Sixty One Million Two Hundred Sixty Five Thousand Five Hundred Seventy Six (61,265,576) shares of preferred stock, $.01 par value per share (the "Preferred Stock"), of which:

                           (a)      5,000,000 shares are undesignated;

                           (b) 565,810 shares have been designated Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock");

                           (c) 1,375,675 shares have been designated Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock");

                           (d) 3,408,341 shares have been designated Series C-2 Convertible Preferred Stock (the "Series C-2 Preferred Stock");

                           (e) 1,512,491 shares have been designated Series D-2 Convertible Preferred Stock (the "Series D-2 Preferred Stock");

                           (f) 943,081 shares have been designated Series E-2 Convertible Preferred Stock (the "Series E-2 Preferred Stock");

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                           (g)      4,816,224 shares have been designated Series
         F-2 Convertible Preferred Stock (the "Series F-2 Preferred Stock");

                           (h) 312,106 shares have been designated Series F-2 Non-Voting Convertible Preferred Stock (the "Series F-2 Non-Voting Preferred Stock");

                           (i) 1,306,296 shares have been designated Series I-2 Convertible Preferred Stock (the "Series I-2 Preferred Stock");

                           (j) 37,554,300 shares have been designated Series J-2 Convertible Preferred Stock (the "Series J-2 Preferred Stock"); and

                           (k) 4,471,252 shares have been designated Series J-3 Convertible Preferred Stock (the "Series J-3 Preferred Stock").

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and the Common Stock are as follows:

         A.       COMMON STOCK.

         1. General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

         2. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         3. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

         4. Voting Rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

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         B.       PREFERRED STOCK.

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

         C.       UNDESIGNATED PREFERRED STOCK.

         The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

         D.       DESIGNATED PREFERRED STOCK.

Section 1.        Cumulative Dividend Provisions.

         1.1 Series J-2 Preferred Stock and Series J-3 Preferred Stock. The holders of shares of Series J-2 Preferred Stock and Series J-3 Preferred Stock shall be entitled to receive prior and in preference to the Common Stock and each other series of Preferred Stock, cumulative dividends out of any assets legally available therefor, commencing on the Applicable Date of Issuance at the rate of $0.11 per share of Series J-2 Preferred Stock or Series J-3 Preferred Stock (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) per annum (the "Series J Accumulated Dividend"). Each share of Series J-2 Preferred Stock and Series J-3 Preferred Stock shall participate at least pro rata in any dividend or distribution declared or paid on the Common Stock or any other

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series of Preferred Stock. Except as provided in Section 2 and Section 3, such dividends shall be payable when, as and if declared by the Board of Directors of the Company in its discretion.

         1.2 Series I-2 Preferred Stock. The holders of shares of Series I-2 Preferred Stock shall be entitled to receive prior and in preference to the Common Stock and the Junior Preferred Stock, and pari passu with the Cumulative Dividend Preferred, cumulative dividends out of any assets legally available therefor, commencing on the Applicable Date of Issuance, at the rate of $0.32 per share of Series I-2 Preferred Stock (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) per annum (the "Series I Cumulative Dividend"). Other than the Cumulative Dividends, which shall be pari passu as provided herein, and other than the Series J Accumulated Dividend, each share of Series I-2 Preferred Stock shall participate at least pro rata in any dividend or distribution declared or paid on any Common Stock or any other series of Preferred Stock. Except as provided in Section 2 and Section 3, such dividends shall be payable when, as and if declared by the Board of Directors of the Company in its discretion.

         1.3 Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock. The holders of shares of Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock shall be entitled to receive prior and in preference to the Common Stock and the Junior Preferred Stock, and pari passu with the Cumulative Dividend Preferred, cumulative dividends out of any assets legally available therefor, commencing on the Applicable Date of Issuance, at the rate of $0.32 per share of Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) per annum (the "Series F Cumulative Dividend"). Other than the Cumulative Dividends, which shall be pari passu as provided herein, and other than the Series J Accumulated Dividend, each share of Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock shall participate at least pro rata in any dividend or distribution declared or paid on any Common Stock or any other series of Preferred Stock. Except as provided in Section 2 and Section 3, such dividends shall be payable when, as and if declared by the Board of Directors of the Company in its discretion.

         1.4 Series E-2 Preferred Stock. The holders of shares of Series E-2 Preferred Stock shall be entitled to receive prior and in preference to the Common Stock and the Junior Preferred Stock, and pari passu with the Cumulative Dividend Preferred, cumulative dividends out of any assets legally available therefor, commencing on the Applicable Date of Issuance, at the rate of $0.32 per share of Series E-2 Preferred Stock (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) per annum (the "Series E Cumulative Dividend"). Other than the Cumulative Dividends, which shall be paid pari passu as provided herein, and other than the Series J Accumulated Dividend, each share of Series E-2 Preferred Stock shall participate at least pro rata in any dividend or distribution declared or paid on any Common Stock or any other series of Preferred Stock. Except as provided in Section 2 and Section 3, such dividends shall be payable when, as and if declared by the Board of Directors of the Company in its discretion.

         1.5 Series D-2 Preferred Stock. The holders of shares of Series D-2 Preferred Stock shall be entitled to receive prior and in preference to the Common Stock and the Junior Preferred

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Stock, and pari passu with the Cumulative Dividend Preferred, cumulative dividends out of any assets legally available therefor, commencing on the Applicable Date of Issuance, at the rate of $0.32 per share of Series D-2 Preferred Stock (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) per annum (the "Series D Cumulative Dividend"). Other than the Cumulative Dividends, which shall be paid pari passu as provided herein, and other than the Series J Accumulated Dividend, each share of Series D-2 Preferred Stock shall participate at least pro rata in any dividend or distribution declared or paid on any Common Stock or any other series of Preferred Stock. Except as provided in Section 2 and Section 3, such dividends shall be payable when, as and if declared by the Board of Directors of the Company in its discretion.

         1.6 Series C-2 Preferred Stock. The holders of shares of Series C-2 Preferred Stock shall be entitled to receive prior and in preference to the Common Stock and the Junior Preferred Stock, and pari passu with the Cumulative Dividend Preferred, cumulative dividends out of any assets legally available therefor, commencing on the Applicable Date of Issuance, at the rate of $0.32 per share of Series C-2 Preferred Stock (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) per annum (the "Series C Cumulative Dividend"). Other than the Cumulative Dividends, which shall be paid pari passu as provided herein, and other than the Series J Accumulated Dividend, each share of Series C-2 Preferred Stock shall participate at least pro rata in any dividend or distribution declared or paid on any Common Stock or any other series of Preferred Stock. Except as provided in Section 2 and Section 3, such dividends shall be payable when, as and if declared by the Board of Directors of the Company in its discretion.

         1.7 Series A-2 Preferred Stock and Series B-2 Preferred Stock. The holders of shares of Series A-2 Preferred Stock and Series B-2 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, when, as and if declared by the Board of Directors of the Company in its discretion; provided, however, that each share of Series A-2 Preferred Stock and Series B-2 Preferred Stock shall participate at least pro rata in any dividend or distribution declared or paid on any Common Stock of the Company.

         1.8 Non-Cash Distributions. The value of any non-cash distributions made pursuant to this Section 1 shall be determined in accordance with Section 2.10(b).

Section 2.        Liquidation Preference.

         2.1 Series J-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series J-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets of the Company to the holders of any Liquidation Junior Stock by reason of their ownership thereof, an amount equal to the sum of (i) $1.41 for each outstanding share of such series, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series, and
(ii) all accrued but unpaid dividends on each such share to and including the date full payment as provided herein (determined as if the Board of Directors had annually declared the dividends provided for in Section 1.1 hereof). If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series

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J-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of the aforesaid preferential payment, then all of the assets and funds of the Company legally available for distribution shall be distributed ratably among such holders in proportion to the amount of such stock owned by each such holder.

         2.2 Series J-3 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series J-3 Preferred Stock shall be entitled to receive, after the distributions required by Section 2.1 have been completed but prior and in preference to any distribution of the assets of the Company to the holders of any Liquidation Junior Stock by reason of their ownership thereof, an amount equal to the sum of (i) $1.41 for each outstanding share of such series, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series, and
(ii) all accrued but unpaid dividends on each such share to and including the date full payment as provided herein (determined as if the Board of Directors had annually declared the dividends provided for in Section 1.1 hereof). If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series J-3 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of the aforesaid preferential payment, then all of the assets and funds of the Company legally available for distribution shall be distributed ratably among such holders in proportion to the amount of such stock owned by each such holder.

         2.3 Series I-2 Preferred Stock, Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series I-2 Preferred Stock, Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock shall be entitled to receive, after the distributions required by Section 2.1 and 2.2 have been completed but prior and in preference to any distribution of the assets of the Company to the holders of any Liquidation Junior Stock by reason of their ownership thereof, an amount equal to the sum of (i) $4.75 for each outstanding share of each such series, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series, and
(ii) all accrued but unpaid dividends on each such share to and including the date full payment as provided herein (determined as if the Board of Directors had annually declared the dividends provided for in Section 1.2 and 1.3 hereof). If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series I-2 Preferred Stock, Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of the aforesaid preferential payment, then all of the assets and funds of the Company legally available for distribution shall be distributed ratably among such holders in proportion to the amount of such stock owned by each such holder.

         2.4 Series E-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series E-2 Preferred Stock shall be entitled to receive, after the distributions required by Sections 2.1, 2.2 and 2.3 have been completed but prior and in preference to any distribution of the assets of the Company to the holders of any Liquidation Junior Stock by reason of their ownership thereof, an amount equal to the sum of (i) $3.30 for each outstanding share of each such series, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding

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shares of such series, and (ii) all accrued but unpaid dividends on each such share to and including the date full payment as provided herein (determined as if the Board of Directors had annually declared the dividends provided for in
Section 1.4 hereof). If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series E-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of the aforesaid preferential payment, then all of the assets and funds of the Company legally available for distribution shall be distributed ratably among such holders in proportion to the amount of such stock owned by each such holder.

         2.5 Series D-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series D-2 Preferred Stock shall be entitled to receive, after the distributions required by Sections 2.1, 2.2, 2.3 and 2.4 have been completed but prior and in preference to any distribution of the assets of the Company to the holders of any Liquidation Junior Stock by reason of their ownership thereof, an amount equal to the sum of (i) $3.00 for each outstanding share of each such series, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series, and
(ii) all accrued but unpaid dividends on each such share to and including the date full payment as provided herein (determined as if the Board of Directors had annually declared the dividends provided for in Section 1.5 hereof). If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series D-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of the aforesaid preferential payment, then all of the assets and funds of the Company legally available for distribution shall be distributed ratably among such holders in proportion to the amount of such stock owned by each such holder.

         2.6 Series C-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series C-2 Preferred Stock shall be entitled to receive, after the distributions required by Sections 2.1, 2.2, 2.3, 2.4 and 2.5 have been completed but prior and in preference to any distribution of the assets of the Company to the holders of any Liquidation Junior Stock by reason of their ownership thereof, an amount equal to the sum of (i) $2.14 for each outstanding share of each such series, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series, and (ii) all accrued but unpaid dividends on each such share to and including the date full payment as provided herein (determined as if the Board of Directors had annually declared the dividends provided for in Section 1.6 hereof). If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series C-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of the aforesaid preferential payment, then all of the assets and funds of the Company legally available for distribution shall be distributed ratably among such holders in proportion to the amount of such stock owned by each such holder.

         2.7 Series B-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B-2 Preferred Stock shall be entitled to receive, after the distributions required by Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 have been completed but prior and in preference to any distribution of the assets of the Company to the holders of any Liquidation Junior Stock by reason of their ownership thereof, an

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amount equal to the sum of (i) $1.60 for each outstanding share of each such series, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series, and
(ii) all declared but unpaid dividends on each such share to and including the date full payment as provided herein. If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series B-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of the aforesaid preferential payment, then all of the assets and funds of the Company legally available for distribution shall be distributed ratably among such holders in proportion to the amount of such stock owned by each such holder.

         2.8 Series A-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A-2 Preferred Stock shall be entitled to receive, after the distributions required by Sections 2.1, 2.2 , 2.3, 2.4, 2.5, 2.6 and 2.7 have been completed but prior and in preference to any distribution of the assets of the Company to the holders of any Liquidation Junior Stock by reason of their ownership thereof, an amount equal to the sum of (i) $1.00 for each outstanding share of each such series, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series, and (ii) all declared but unpaid dividends on each such share to and including the date full payment as provided herein. If upon the occurrence of any such event, the assets and funds available for distribution among the holders of the Series A-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of aforesaid preferential payment, then all of the assets and funds of the Company legally available for distribution shall be distributed ratably among such holders in proportion to the amount of such stock owned by each such holder.

         2.9 Remaining Assets. After the distributions required by Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 have been completed, the remaining assets of the Company legally available for distribution to stockholders shall be distributed among the holders of Common Stock in proportion to the amount of such stock owned by each such holder.

         2.10     Merger, Consolidation, Sale of Assets.

                  (a) For purposes of this Section 2, a liquidation, dissolution or winding up the Company shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any transfer of more than 50% of the voting power of the Company, reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale or disposition of all or substantially all of the assets of the Company; unless the Company's stockholders of record as constituted immediately prior to such event will, immediately after such event (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (any such transaction specified in items (i) and (ii) hereto being referred to herein as a "Change of Control").

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                                     - 10 -

                  (b) In any of such events, if the consideration received by the Company is other than cash, its value will be deemed to be its fair market value, determined in accordance with this Section 2.10(b). Any securities shall be valued as follows:

                           (i)      Securities not subject to an investment
letter or other similar restrictions on free marketability:

                                    (A)      If traded on a securities exchange
or through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                    (B)      If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three
(3) days prior to the closing; and

                                    (C)      If there is no active public
market, the value shall be determined in accordance with Section 8 hereof.

                           (ii)     The method of valuation of securities
subject to an investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B), or (C) to reflect the approximate fair market value thereof, as determined in accordance with Section 8 hereof.

                  (c) In the event the requirements of this Section 2.10 are not complied with, the Company shall forthwith either:

                           (i)      cause such closing to be postponed until
such time as the requirements of this Section 2.10 have been compiled with; or

                           (ii)     cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2.10(d) hereof.

                  (d) The Company shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting, if any, called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2.10, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of Preferred Stock.

Section 3.        Redemption.

         3.1      Optional Redemption of the Redeemable Preferred Stock.

                  (a) Subject to Section 3.1(b) below, the holders of Redeemable Preferred Stock, upon the approval of at least 66 2/3% of the voting power of all of the then outstanding shares of Redeemable Preferred Stock, voting together as a single class, shall have the right to cause the Company to redeem all, but not less than all, of the shares of Redeemable Preferred Stock at the redemption price set forth in Section 3.2, below, by providing the Company with a written request at any time after June 30, 2007 (the "Redemption Request"). Within ten (10) days of the date of such Redemption Request, the Company shall give written notice thereof to each holder of Redeemable Preferred Stock (the "Redemption Notice").

                  (b) Notwithstanding Section 3.1(a) above, no share of any series of Redeemable Preferred Stock shall be redeemed if the holders of at least a majority of such series provide the Company with written notice of their objection to such redemption within fifteen (15) days of the date of the Redemption Notice delivered in accordance with Section 3.1(a). In such event, the Company shall only redeem those series of Redeemable Preferred Stock not objecting to such redemption by providing the Company with such notice. Thereafter, subject to Section 3.1(a) and this Section 3.1(b), the holders of each series of Redeemable Preferred Stock so objecting to such redemption (the "Objecting Holders"), upon the approval of at least a majority of the voting power of all then outstanding shares of Redeemable Preferred Stock held by such Objecting Holders, voting together as a single class, shall have the right to cause the Company to redeem all, but not less than all, of such shares of Redeemable Preferred Stock at the redemption price set forth in Section 3.2 below, by providing the Company with a Redemption Request in accordance with
Section 3.1(a) above.

                  (c) Within thirty (30) days of its receipt of the Redemption Request, the Company shall, to the extent it may lawfully do so, redeem one-third of the shares of Redeemable Preferred Stock to be redeemed. On each of the first and second anniversaries of the date of the Redemption Request, the Company shall, to the extent it may lawfully do so, redeem an additional one-third of the shares of Redeemable Preferred Stock to be redeemed and held as of the date of the Redemption Request. Each day on which the Company is obligated hereunder to redeem some of the shares specified in the Redemption Request shall be hereinafter referred to as a "Redemption Date."

         3.2 Mechanics of Redemption. On each Redemption Date, each holder of Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing the number of shares of Redeemable Preferred Stock to be redeemed on such Redemption Date, duly endorsed, at the office of the Company and thereupon the Company will pay to the order of the person whose name appears on such certificate or certificates as the owner thereof a cash sum per share equal to (i) the Original Series A Issue Price (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) plus any declared but unpaid dividends thereon (the "Series A Redemption Price") for each share of Series A-2 Preferred Stock to be redeemed on such Redemption Date, (ii) the Original Series B Issue Price (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) plus any declared but unpaid dividends thereon (the "Series B Redemption Price") for each share of Series B-2 Preferred Stock to be redeemed on such Redemption Date, (iii) the Original Series C Issue Price (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) plus any accrued but unpaid dividends thereon (determined as if the Board of Directors had annually declared the dividends provided for in Section 1.6 hereof) (the "Series C Redemption Price") for each share of Series C-2 Preferred Stock to be redeemed on such Redemption Date, (iv) the Original Series D Issue Price (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) plus any accrued but unpaid dividends thereon (determined as if the Board of Directors had annually declared the dividends provided for in
Section 1.5 hereof) (the "Series D Redemption Price") for each share of Series D-2 Preferred Stock to be redeemed on such Redemption Date, (v) the Original Series E Issue Price (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) plus any accrued but unpaid dividends (determined as if the Board of Directors had annually declared the dividends provided for in Section 1.4 hereof) (the "Series E Redemption Price") for each share of Series E-2 Preferred Stock to be redeemed on such Redemption Date, (vi) the Original Series F Issue Price (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) plus any accrued but unpaid dividends (determined as if the Board of Directors had annually declared the dividends provided for in Section 1.3 hereof) (the "Series F Redemption Price") for each share of Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock to be redeemed on such Redemption Date,
(vii) the Original Series I Issue Price (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) plus any accrued but unpaid dividends (determined as if the Board of Directors had annually declared the dividends provided for in
Section 1.2 hereof) (the "Series I Redemption Price") for each share of Series I-2 Preferred Stock to be redeemed on such Redemption Date, and (viii) the Original Series J Issue Price (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of such series) plus any accrued but unpaid dividends (determined as if the Board of Directors had annually declared the dividends provided for in
Section 1.1 hereof) (the "Series J Redemption Price") for each share of Series J-2 Preferred Stock and Series J-3 Preferred Stock to be redeemed on such Redemption Date. Upon payment of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price, the Series I Redemption Price or the Series J Redemption Price, as the case may be, the certificate or certificates representing the shares to be redeemed on such Redemption Date shall be canceled; provided, however, that in the event less than all the shares to be redeemed and represented by such certificate or certificates are redeemed, the Company shall issue a replacement certificate representing the unredeemed shares, and the terms, designations, preferences and privileges of such unredeemed shares of Redeemable Preferred Stock shall not be affected by the relevant redemption.

         3.3 Status of Redeemed Shares. From and after a Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, the Series B Redemption

Price, Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price, the Series I Redemption Price or the Series J Redemption Price, as the case may be, all rights of the holders of shares of Redeemable Preferred Stock which were redeemed on such Redemption Date (except the right to receive the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price, Series F Redemption Price, Series I Redemption Price or Series J Redemption Price, as the case may be, without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Redeemable Preferred Stock to be redeemed on any Redemption Date are insufficient to redeem the total number of shares of Redeemable Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the aggregate Redemption Price of their respective holdings of such shares. The shares of Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Redeemable Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company was obligated to redeem on any Redemption Date but which it has not redeemed.

Section 4.        Conversion

         The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         4.1 Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price by the Applicable Conversion Price for such series of Preferred Stock, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion.

         4.2      Automatic Conversion.

                  (a) Except as otherwise provided in Section 4.3, each share of Series A-2 Preferred Stock and Series B-2 Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price for each such series of Preferred Stock by the Applicable Conversion Price for each such series of Preferred Stock immediately upon the consummation by the Company of a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), the public offering price of which is not less than $30.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Common Stock) and for which the net proceeds to the Company (after discounts and commissions) will equal or exceed $10,000,000 in the aggregate.

                  (b) Except as otherwise provided in Section 4.3, each share of Series C-2 Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price for such series of Preferred Stock by the Applicable Conversion Price for such series of Preferred Stock (i) immediately upon the consummation by the Company of a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act , the public offering price of which is not less than $38.52 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Common Stock) and for which the net proceeds to the Company (after discounts and commissions) will equal or exceed $10,000,000 in the aggregate, or (ii) upon the approval of at least 66 2/3 % of the voting power of all then outstanding shares of C-2 Preferred Stock voting together as a single class.

                  (c) Except as otherwise provided in Section 4.3, each share of Series D-2 Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price for such series of Preferred Stock by the Applicable Conversion Price for such series of Preferred Stock (i) immediately upon the consummation by the Company of a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which is not less than $54.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Common Stock) and for which the net proceeds to the Company (after discounts and commissions) will equal or exceed $15,000,000 in the aggregate, or (ii) upon the approval of at least 66 2/3 % of the voting power of all then outstanding shares of Series D-2 Preferred Stock voting together as a single class.

                  (d) Except as otherwise provided in Section 4.3, each share of Series E-2 Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price for such series of Preferred Stock by the Applicable Conversion Price for such series of Preferred Stock (i) immediately upon the consummation by the Company of a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which is not less than $59.40 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Common Stock) and for which the net proceeds to the Company (after discounts and commissions) will equal or exceed $15,000,000 in the aggregate, or (ii) upon the approval of at least 66 2/3% of the voting power of all then outstanding shares of Series E-2 Preferred Stock voting together as a single class.

                  (e) Except as otherwise provided in Section 4.3, each share of Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price for such series of Preferred Stock by the Applicable Conversion Price for such series of Preferred Stock (i) immediately upon the consummation by the Company of a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which is not less than $59.40 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Common Stock) and for which the net proceeds to the Company (after discounts and commissions) will equal or exceed $15,000,000 in the aggregate, or (ii) upon the approval of at least 66 2/3% of the voting power of all then outstanding shares of Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock voting together as a single class.

                  (f) Except as otherwise provided in Section 4.3, each share of Series I-2 Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price for such series of Preferred Stock by the Applicable Conversion Price for such series of Preferred Stock (i) immediately upon the consummation by the Company of a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which is not less than $59.40 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Common Stock) and for which the net proceeds to the Company (after discounts and commissions) will equal or exceed $15,000,000 in the aggregate, or (ii) upon the approval of at least 66 2/3 % of the voting power of all then outstanding shares of Series I-2 Preferred Stock voting together as a single class.

                  (g) Except as otherwise provided in Section 4.3, each share of Series J-2 Preferred Stock and Series J-3 Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price for such series of Preferred Stock by the Applicable Conversion Price for such series of Preferred Stock (i) immediately upon the consummation by the Company of a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which is not less than $16.92 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Common Stock) and for which the net proceeds to the Company (after discounts and commissions) will equal or exceed $30,000,000 in the aggregate, or (ii) upon the approval of at least a majority of the voting power of all then outstanding shares of Series J-2 Preferred Stock and Series J-3 Preferred Stock voting together as a single class.

                  (h) Except as otherwise provided in Section 4.3, each share of Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Issue Price for such series of Preferred Stock by the Applicable Conversion Price for such series of Preferred Stock upon the approval of at least 55% of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                  (i)      Special Mandatory Conversions.

                           (a)      Effective as of 12:00 midnight, Boston time,
on July 22, 2002, each outstanding share of First Converted Preferred Stock automatically converted into one share of Common Stock pursuant to the terms of the Tenth Charter. Holders of such shares of First Converted Preferred Stock are entitled to receive upon surrender of their certificates representing shares of First Converted Preferred Stock a certificate or certificates representing shares of Common Stock to which such holder is entitled pursuant to
Section 4.2(k) of the Tenth Charter. Until such time as the certificates representing shares of First Converted Preferred Stock have been surrendered to the Company as provided therein and herein, such certificates shall represent only the right to receive certificates representing shares of Common Stock in accordance with such terms.

                           (b)      Effective as of 12:00 midnight, Boston time,
on July 1, 2003, each outstanding share of Second Converted Preferred Stock automatically converted into such number of fully paid and nonassesable shares of Common Stock as is determined by dividing the Original Series Issue Price for such series of Preferred Stock by the Applicable Conversion Price for such series of Preferred Stock pursuant to the terms of the Twelfth Charter. Holders of such shares of Second Converted Preferred Stock are entitled to receive upon surrender of their certificates representing shares of Second Converted Preferred Stock a certificate or certificates representing shares of Common Stock to which such holder is entitled pursuant to the provisions of Section 4.2(i) of the Twelfth Charter. Until such time as the certificates representing shares of Second Converted Preferred Stock have been surrendered to the Company as provided therein and herein, such certificates shall represent only the right to receive certificates representing shares of Common Stock in accordance with such terms.

         4.3 Mechanics of Conversion. Any holder of Preferred Stock shall exercise its right to convert shares of Preferred Stock into shares of Common Stock, by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company of the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

         4.4. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Preferred Stock into Common Stock. The calculation of fractional shares upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. At the time of each conversion, any and all dividends accrued and unpaid, except to the extent actually declared, on the shares surrendered for conversion shall cease to be due and payable and shall terminate. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 4.3 exceeds the number of shares converted, the Company shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this Section 4.4, be deliverable upon any such conversion, the Company, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Company.

         4.5. Adjustment of Applicable Conversion Price Upon Issuance of Common Shares.

                  Except as provided below, if and whenever the Company shall issue or sell, or, in accordance with subsections 4.5(a) through 4.5(g), deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Applicable Conversion Price in effect for a series of Preferred Stock immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Applicable Conversion Price for such series of Preferred Stock shall be reduced concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding convertible securities and all securities issuable upon exercise of outstanding options and warrants) multiplied by the Applicable Conversion Price of such series of Preferred Stock and (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding convertible securities and all securities issuable upon exercise of outstanding options and warrants).

                  Notwithstanding the first paragraph of this Section 4.5, and except as provided below, until such time as the Company shall, after April 11, 2003, raise aggregate gross proceeds of $10,000,000 or more (in cash, property, conversion or exchange of outstanding indebtedness, or other form of valid consideration) resulting from the issuance and sale by the Company, in a single transaction or a series of transactions, of Convertible Securities (as defined below) of the same series for a consideration per share equal to or greater than $1.41 (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Series I-2 Preferred Stock), if the Company shall issue or sell, or, in accordance with subsections 4.5(a) through 4.5(g), is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Applicable Conversion Price in effect for the Series I-2 Preferred Stock immediately prior to the time of such issuance or sale, then, forthwith upon such issue or sale, such Applicable Conversion Price in effect for the Series I-2 Preferred Stock shall be reduced (in lieu of any adjustment pursuant to the first paragraph of this Section 4.5) to the price at which the Company issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

                  For the avoidance of doubt, immediately after such time as the Company shall, after April 11, 2003, raise aggregate gross proceeds of $10,000,000 or more (in cash, property, conversion or exchange of outstanding indebtedness, or other form of valid consideration) resulting from the issuance and sale by the Company, in a single transaction or a series of transactions, of Convertible Securities of the same series for a consideration per share equal to or greater than $1.41 (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of Series I-2 Preferred Stock), the Applicable Conversion Price in effect for the Series I-2 Preferred Stock shall be subject to adjustment, if applicable, solely in accordance with the weighted-average antidilution adjustment provisions contained in the first paragraph of this Section 4.5.

                  Notwithstanding the first paragraph of this Section 4.5, and except as provided below, if the Company shall issue or sell, or, in accordance with subsections 4.5(a) through 4.5(g), is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Applicable Conversion Price in effect for the Series J-2 Preferred Stock and Series J-3 Preferred Stock immediately prior to the time of such issuance or sale, then, forthwith upon such issue or sale, such Applicable Conversion Price in effect for the Series J-2 Preferred Stock and Series J-3 Preferred Stock shall be reduced (in lieu of any adjustment pursuant to the first paragraph of this Section 4.5) to the price at which the Company issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

                  No adjustment of the Applicable Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                  For purposes of this Section 4.5, the following subsections 4.5(a) through 4.5(g) shall also be applicable.

                  (a) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange or such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Applicable Conversion Price for any series of Preferred Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall, with respect to such series of Preferred Stock, be deemed to have been issued for such price per share as of the date or granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 4.5(c), no adjustment of the Applicable Conversion Price of such series of Preferred Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (b) Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption, in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Applicable Conversion Price for any series of Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall, with respect to such series of Preferred Stock, be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 4.5(c) below, no adjustment of the Applicable Conversion Price for such series of Preferred Stock shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any option to purchase any such Convertible Securities for which adjustments of the Applicable Conversion Price for such series of Preferred Stock have been or are to be made pursuant to other provisions of this Section 4.5, no further adjustment of the Applicable Conversion Price or for such series of Preferred Stock shall be made by reason of such issue or sale.

                  (c) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4.5(a), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4.5(a) or 4.5(b), or the rate at which any Convertible Securities referred to in subsections 4.5(a) or 4.5(b) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Applicable Conversion Price for each series of Preferred Stock in effect at the time of such event shall forthwith be readjusted to the

Applicable Conversion Price for such series of Preferred Stock which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Applicable Conversion Price then in effect hereunder for each such series of Preferred Stock shall forthwith be increased to the Applicable Conversion Price for such series of Preferred Stock which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subsections 4.5(a) or the rate at which any Convertible Securities referred to in subsection 4.5(a) or 4.5(b) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of the Common Stock upon the exercise of any such Option or upon conversion or exchange or any such Convertible Securities, the Applicable Conversion Price then in effect hereunder for each series of Preferred Stock shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Applicable Conversion Price then in effect hereunder for such series of Preferred Stock is thereby reduced.

                  (d) Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration as determined in accordance with Section 8 hereto.

                  (f) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and any disposition of any such shares (other than by cancellation) shall be considered an issue or sale of Common Stock for the purposes of this Section 4.5.

         4.6. Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Applicable Conversion Price for each series of Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Applicable Conversion Price for each series of Preferred Stock in effect immediately prior to such combination shall be proportionately increased.

         4.7. Certain Issues of Common Shares Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Applicable Conversion Price for any series of Preferred Stock:

                  (i) in the case of the issuance on or after March 30, 1994, of an aggregate of up to 1,423,805 shares of Common Stock (or stock options to purchase such shares of Common Stock) to employees, officers or directors of or consultants to the Company (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of the Common Stock);

                  (ii) in the case of the issuance of shares of Common Stock upon the conversion of any issued and outstanding Preferred Stock;

                  (iii) in the case of the issuance on or about March 30, 1995 and June 4, 1996 of 25,473 shares of Common Stock in the aggregate to the Massachusetts Institute of Technology (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of outstanding shares of the Common Stock);

                  (iv) in the case of the issuance of securities (including options, warrants or convertible securities and the securities issuable upon conversion or exercise of such options, warrants or convertible securities) to lending or leasing institutions pursuant to debt or lease financing arrangements approved by the Board of Directors, including all of the directors then serving on the Board of Directors designated by the holders of the Company's Preferred Stock, not to exceed, in the aggregate, five percent (5.0%) of the capital stock of the Company on a fully-diluted basis (assuming the conversion or exercise of all outstanding options, warrants or convertible securities);

                  (v) in the case of the issuance of Series G Paid in Kind Dividends pursuant to Section 1.8 of the Tenth Charter;

                  (vi) in the case of the issuance of that certain Warrant Agreement by and between the Company and Alexandria Real Estate Equities, L.P., dated on or about March 30, 2001 (as amended and in effect from time to time, the "Alexandria Warrant Agreement") and the issuance of Preferred Stock upon exercise of the Alexandria Warrant Agreement and issuance of Common Stock upon conversion of such Preferred Stock;

                  (vii) in the case of the issuance of that certain Warrant Agreement by and between the Company and GATX Ventures, Inc., dated on or about September 27, 2001 (as amended and in effect from time to time, the "GATX Warrant Agreement") and the issuance of Preferred Stock upon exercise of the GATX Warrant Agreement and issuance of Common Stock upon conversion of such Preferred Stock;

                  (viii) in the case of the issuance of that certain Warrant Agreement by and between the Company and Venture Lending & Leasing III, Inc., dated on or about September 27, 2001 (as amended and in effect from time to time, the "VL&L Warrant Agreement") and the issuance of Preferred Stock upon exercise of the VL&L Warrant Agreement and issuance of Common Stock upon conversion of such Preferred Stock;

                  (ix) in the case of the issuance of those certain convertible notes and warrants (including the securities issuable upon conversion or exercise of such notes and warrants and the shares of Common Stock issuable upon conversion or exchange thereof) pursuant to the terms of the Second Exchange Agreement, dated on or about April 11, 2003, by and among the Company and the Investors named therein, as amended and in effect from time to time, including without limitation all notes and warrants (including the securities issuable upon conversion or exercise of such notes and warrants and the shares of Common Stock issuable upon conversion or exercise thereof) issued at the Initial Closing and any Subsequent Closing, all as described in the Note and Warrant Purchase Agreement; or

                  (x) in the case of the issuance of New Preferred Stock pursuant to the terms of the Second Exchange Agreement, including without limitation all shares of New Preferred Stock issued at the Initial Closing and any Subsequent Closing, all as described in the Second Exchange Agreement, and including all shares of Common Stock issued or issuable upon conversion thereof.

         4.8. Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4.5(a), then, in each such case for the purpose of this Section 4.8, the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

         4.9. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in
Section 2.10 or Section 4.7), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled to as a result of such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.9 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4.9 (including adjustment of the Applicable Conversion Price for each series of Preferred Stock then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         4.10. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of holders of the Preferred Stock against impairment.

         4.11. Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price for any series of Preferred Stock pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of any series of Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Applicable Conversion Price at the time in effect for such series of Preferred Stock, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share for such series of Preferred Stock.

         4.12. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Stock twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         4.13. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, at law or in equity, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

         Section 5. Voting Rights.

         Each holder of shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock, Series E-2 Preferred Stock, Series F-2 Preferred Stock, Series I-2 Preferred Stock and Series J-2 Preferred Stock shall have the right to the number of votes equal to the number of shares of the Common Stock into which such shares of Preferred Stock could then be converted. Each holder of shares of Series J-3 Preferred Stock shall have the right to the number of votes equal to (a) the number of shares of such series held by such holder, multiplied by (b) a fraction, determined by dividing the Original Series J Issuance Price by the Applicable Conversion Price then in effect for the Series F-2 Preferred Stock. With respect to any such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Amended and Restated By-Laws of the Company, and, except as otherwise provided herein or as otherwise provided by law, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights otherwise available as provided herein (after aggregating all shares into which shares of Voting Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). For the avoidance of doubt, no holder of shares of Series F-2 Non-Voting Preferred Stock shall have the right to vote with respect to any such shares.

         Section 6. Protective Provisions.

                  So long as any shares of Voting Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 55% of the voting power of all then outstanding shares of Voting Preferred Stock, voting together as a single class:

                           (i) alter or change the rights, preferences or privileges of the shares of Preferred Stock;

                           (ii)     increase or decrease (other than by
         redemption or conversion or as set forth in Section 7) the total number of authorized shares of Preferred Stock;

                           (iii) issue any shares of Common Stock other than as described in Section 4.9 hereof;

                           (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                           (v)      declare or pay any dividend on the Common
         Stock;

                           (vi) repurchase any shares of Preferred Stock other than pursuant to Section 3 hereof; or

                           (vii) increase or decrease the authorized number of directors of the Company.

                  So long as any shares of Voting Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 55% of the voting power of all then outstanding shares of Voting Preferred Stock, voting together as a single class:

                           (i) authorize (by reclassification or otherwise) or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, any then outstanding series of Preferred Stock.

                  So long as any shares of Voting Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 55% of the voting power of all of the then outstanding shares of Voting Preferred Stock, voting together as a single class:

                           (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any recapitalization or any other transaction or series of related transactions in which (A) more than fifty percent (50%) of the voting power of the Company is disposed of or (B) any shares of Preferred Stock are converted into any other property or security.

                  So long as any shares of Series J-2 Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of all then outstanding shares of Series J-2 Preferred Stock, voting together as a single class:

                           (i) alter or change the rights, preferences or privileges of the shares of such series so as to affect them adversely, which alteration or change does not so affect the entire class of Preferred Stock in the same manner, and other than any alteration or change which solely results from the authorization (by reclassification or otherwise) or issuance, or obligation to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, any then outstanding series of Preferred Stock;

                           (ii)     increase or decrease (other than by
         redemption or conversion or as set forth in Section 7) the total number of authorized shares of any series of preferred stock authorized as of April 11, 2003; and

                           (iii) repurchase any shares of Preferred Stock other than pursuant to Section 3 hereof.

         Section 7. Status of Converted, Redeemed or Acquired Stock.

                  In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, or eliminated pursuant to Section 4.2(i) hereof, the shares so converted, redeemed or eliminated shall be canceled and shall not be issuable by the Company. The Certificate of Incorporation of the Company shall be appropriately amended to effect the corresponding reduction in the Company's authorized capital stock.

         Section 8. Determination of Fair Market Value. For purposes of
Section 2.10(b) and Section 4.5(e), the fair market value of a security or any property distributed or received by the Company, as the case may be, shall be determined as follows:

                  First, the Board of Directors shall determine in good faith the value of such security or property. As soon as practicable after such determination, the Company shall deliver to each holder of Preferred Stock a notice (the "Fair Market Value Notice") at the address of such holder as shown on the books of the Company informing each such holder of the fair market value determination.

                  If the holder or holders of at least 66 2/3 % of the voting power of all of the then outstanding shares of Preferred Stock, voting together as a single class, object to the fair market value determination contained in any such Fair Market Value Notice (in either case, the "Objecting Holders"), then such Objecting Holders may provide the Company with a written notice no later than fifteen (15) days after the date of such Fair Market Value Notice (the "Fair Market Value Objection Notice"), which Fair Market Value Objection Notice shall notify the Company of such objection and shall propose an Independent Appraiser to determine such fair market value in such manner as such Independent Appraiser shall reasonably determine, subject to the terms of this Certificate of Incorporation, as amended and in effect from time to time. Such Independent Appraiser shall be subject to the unanimous approval of the Company's Board of Directors acting in its sole discretion. In the event the Objecting Holders and the Company's Board of Directors (acting by unanimous vote or written consent) are unable to mutually appoint in writing an Independent Appraiser within ten (10) days after the date of the Fair Market Value Objection Notice, an arbitrator will be appointed by the American Arbitration Association in Boston, Massachusetts to determine such fair market value in such manner as such arbitrator shall reasonably determine, subject to the terms of this Certificate of Incorporation, as amended and in effect from time to time. The cost of any such appraisal or arbitration, as the case may be, shall be borne (a) by the Objecting Holders if the fair market value as determined by such appraisal or arbitration, as the case may be, deviates from the fair market value proposal made by the Company's Board of Directors by ten percent (10%) or less, or (b) by the Company if the fair market value as determined by such appraisal or arbitration, as the case may be, deviates from the fair market value proposal by the Company's Board of Directors by more than ten percent (10%).

         E.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "Applicable Conversion Price" shall mean:

                  (i) in the case of the Series A-2 Preferred Stock, $6.00 per share,

                  (ii) in the case of the Series B-2 Preferred Stock, $9.30 per share,

                  (iii) in the case of the Series C-2 Preferred Stock, $11.64 per share,

                  (iv) in the case of the Series D-2 Preferred Stock, $15.42 per share,

                  (v) in the case of Series E-2 Preferred Stock, $16.74 per share,

                  (vi) in the case of Series F-2 Preferred Stock, $23.10 per share,

                  (vii) in the case of Series F-2 Non-Voting Preferred Stock, $23.10 per share,

                  (viii) in the case of Series I-2 Preferred Stock, $8.46 per share,

                  (ix) in the case of the Series J-2 Preferred Stock, $8.46 per share,

                  (x) in the case of the Series J-3 Preferred Stock, $4.23 per share;

provided, however, that the Applicable Conversion Price for each such series shall be subject to adjustment as set forth in Section 4).

         "Applicable Date of Issuance" shall mean:

                  (i) in the case of the Series J-2 Preferred Stock, the date on which the shares of Series J Preferred Stock exchanged therefore pursuant to the Second Exchange Agreement were originally issued to the holder thereof,

                  (ii) in the case of the Series J-3 Preferred Stock the date on which the shares of Series J-1 Preferred Stock exchanged therefore pursuant to the Second Exchange Agreement were originally issued to the holder thereof,

                  (iii) in the case of the Series I-2 Preferred Stock, the date on which the shares of Series I Preferred Stock exchanged for the shares of Series I-1 Preferred Stock pursuant to the First Exchange Agreement were originally issued to the holder thereof,

                  (iv) in the case of the Series F-2 Preferred Stock, the date on which the shares of Series F Preferred Stock exchanged for the shares of Series F-1 Preferred Stock pursuant to the First Exchange Agreement were originally issued to the holder thereof,

                  (v) in the case of the Series E-2 Preferred Stock, the date on which the shares of Series E Preferred Stock exchanged for the shares of Series E-1 Preferred Stock pursuant to the First Exchange Agreement were originally issued to the holder thereof,

                  (vi) in the case of the Series D-2 Preferred Stock, the date on which the shares of Series D Preferred Stock exchanged for the shares of Series D-1 Preferred Stock pursuant to the First Exchange Agreement were originally issued to the holder thereof,

                  (vii) in the case of the Series C-2 Preferred Stock, the date on which the shares of Series C Preferred Stock exchanged for the shares of Series C-1 Preferred Stock pursuant to the First Exchange Agreement were originally issued to the holder thereof,

                  (viii) in the case of the Series B-2 Preferred Stock, the date on which the shares of Series B Preferred Stock exchanged for the shares of Series B-1 Preferred Stock pursuant to the First Exchange Agreement were originally issued to the holder thereof, and

                  (ix) in the case of the Series A-2 Preferred Stock, the date on which the shares of Series A Preferred Stock exchanged for the shares of Series A-1 Preferred Stock pursuant to the First Exchange Agreement were originally issued to the holder thereof.

          "Cumulative Dividends" shall mean and include the Series C Cumulative Dividend, the Series D Cumulative Dividend, the Series E Cumulative Dividend, the Series F Cumulative Dividend, and the Series I Cumulative Dividend.

         "Cumulative Dividend Preferred" shall mean and include Series C-2 Preferred, the Series D-2 Preferred, the Series E-2 Preferred, the Series F-2 Preferred, the Series F-2 Non-Voting Preferred and the Series I-2 Preferred.

         "First Converted Preferred Stock" shall mean and include the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Non-Voting Preferred Stock and Series H Preferred Stock which were authorized and outstanding under the Tenth Charter and were automatically converted into Common Stock in accordance with Section 4.2(k) thereto at 12:00 midnight, July 22, 2002.

         "First Exchange Agreement" shall mean that certain Series J Convertible Preferred Stock Purchase and Securities Exchange Agreement, dated as of June 17, 2002, by and among the Company and the Investors named therein, as amended and in effect from time to time.

          "Junior Preferred Stock" shall mean and include the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

          "Liquidation Junior Stock" shall mean:

                  (i) with respect to the liquidation preference of the Series J-2 Preferred Stock: the Series J-3 Preferred Stock, the Series I-2 Preferred Stock, the Series F-2 Preferred Stock, the Series F-2 Non-Voting Preferred Stock, the Series E-2 Preferred Stock, the Series D-2 Preferred Stock, the Series C-2 Preferred Stock, the Series B-2 Preferred Stock, the Series A-2 Preferred Stock, and the Common Stock,

                  (ii) with respect to the liquidation preference of the Series J-3 Preferred Stock: the Series I-2 Preferred Stock, the Series F-2 Preferred Stock, the Series F-2 Non-Voting Preferred Stock, the Series E-2 Preferred Stock, the Series D-2 Preferred Stock, the Series C-2 Preferred Stock, the Series B-2 Preferred Stock, the Series A-2 Preferred Stock, and the Common Stock,

                  (iii) with respect to the liquidation preference of the Series I-2 Preferred Stock, the Series F-2 Preferred Stock and the Series F-2 Non-Voting Preferred Stock: the Series E-2 Preferred Stock, the Series D-2 Preferred Stock, the Series C-2 Preferred Stock, the Series B-2 Preferred Stock, the Series A-2 Preferred Stock, and the Common Stock,

                  (iv) with respect to the liquidation preference of the Series E-2 Preferred Stock: the Series D-2 Preferred Stock, the Series C-2 Preferred Stock, the Series B-2 Preferred Stock, the Series A-2 Preferred Stock, and the Common Stock,

                  (v) with respect to the liquidation preference of the Series D-2 Preferred Stock: the Series C-2 Preferred Stock, the Series B-2 Preferred Stock, the Series A-2 Preferred Stock, and the Common Stock,

                  (vi) with respect to the liquidation of the Series C-2 Preferred Stock: the Series B-2 Preferred Stock, the Series A-2 Preferred Stock, and the Common Stock,

                  (vii) with respect to the liquidation preference of the Series B-2 Preferred Stock: the Series A-2 Preferred Stock and the Common Stock, and

                  (viii) with respect to the liquidation preference of the Series A-2 Preferred Stock: the Common Stock.

         "New Preferred Stock" shall mean and include the Series A-2 Preferred Stock, the Series B-2 Preferred Stock, the Series C-2 Preferred Stock, the Series D-2 Preferred Stock, the Series E-2 Preferred Stock, the Series F-2 Preferred Stock, the Series F-2 Non-Voting Preferred Stock, the Series I-2 Preferred Stock, the Series J-2 Preferred Stock and the Series J-3 Preferred Stock.

         "Original Series A Issue Price" shall mean $1.00 for each outstanding share of Series A-2 Preferred Stock, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of shares of such series.

         "Original Series B Issue Price" shall mean $1.60 for each outstanding share of Series B-2 Preferred Stock, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of shares of such series.

         "Original Series C Issue Price" shall mean $2.14 for each outstanding share of Series C-2 Preferred Stock, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of shares of such series.

         "Original Series D Issue Price" shall mean $3.00 for each outstanding share of Series D-2 Preferred Stock, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of shares of such series.

         "Original Series E Issue Price" shall mean $3.30 for each outstanding Series E-2 Preferred Stock, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of shares of such series.

         "Original Series F Issue Price" shall mean $4.75 for each outstanding share of Series F-2 Preferred Stock or Series F-2 Non-Voting Preferred Stock, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of shares of such series.

         "Original Series I Issue Price" shall mean $4.75 for each outstanding share of Series I-2 Preferred Stock, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of shares of such series.

         "Original Series J Issue Price" shall mean $1.41 for each outstanding share of Series J-2 Preferred Stock or Series J-3 Preferred Stock, as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations affecting the number of shares of such series.

         "Original Series Issue Price" shall mean (i) in the case of the Series A-2 Preferred Stock, the Original Series A Issue Price, (ii) in the case of the Series B-2 Preferred Stock, the Original Series B Issue Price, (iii) in the case of the Series C-2 Preferred Stock, the Original Series C Issue Price, (iv) in the case of the Series D-2 Preferred Stock, the Original Series D Issue Price,
(v) in the case of the Series E-2 Preferred Stock, the Original Series E Issue Price, (vi) in the case of the Series F-2 Preferred Stock and Series F-2 Non-Voting Preferred Stock, the Original Series F Issue Price, (vii) in the case of the Series I-2 Preferred Stock, the Original Series I Issue Price, and (viii) in the case of the Series J-2 Preferred Stock and Series J-3 Preferred Stock, the Original Series J Issue Price.

         "Redeemable Preferred Stock" shall mean and include the Series A-2 Preferred Stock, the Series B-2 Preferred Stock, the Series C-2 Preferred Stock, the Series D-2 Preferred Stock, the Series E-2 Preferred Stock, the Series F-2 Preferred Stock, the Series F-2 Non-Voting Preferred Stock, the Series I-2 Preferred Stock, the Series J-2 Preferred Stock and the Series J-3 Preferred Stock.

         "Second Converted Preferred Stock" shall mean and include the shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series F-1 Preferred Stock, Series F-1 Non-Voting Preferred Stock, Series I-1 Non-Voting Preferred Stock, Series J Preferred Stock and Series J-1 Preferred Stock which were authorized and outstanding under the Twelfth Charter and were automatically converted into Common Stock in accordance with Section 4.2(i) thereto at 12:00 midnight, July 1, 2003.

         "Second Exchange Agreement" shall mean that certain Convertible Note and Warrant Purchase and Securities Exchange Agreement (the "Second Exchange Agreement"), dated on or about April 11, 2003, by and among the Company and the Investors named therein, as amended and in effect from time to time.

         "Voting Preferred Stock" shall mean and include the Series A-2 Preferred Stock, the Series B-2 Preferred Stock, the Series C-2 Preferred Stock, the Series D-2 Preferred Stock, the Series E-2 Preferred Stock, the Series F-2 Preferred Stock, the Series I-2 Preferred Stock, the Series J-2 Preferred Stock and the Series J-3 Preferred Stock.

         FIFTH.            The Company is to have perpetual existence.

         SIXTH.            The following provisions are included for the
management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

                  1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

                  2. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, subject to any limitation thereof contained in the By-Laws.

                  3. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                  4. Effective from and after the automatic conversion of all outstanding shares of Preferred Stock pursuant to Section 4.2 of Part D of Article FOURTH of this Amended and Restated Certificate of Incorporation (the time at which such automatic conversion occurs being referred to herein as the "Automatic Conversion Time"):

                           A.       The stockholders shall have the power to
adopt, amend or repeal the By-Laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-Laws of the Corporation.

                           B.       Stockholders of the Corporation may not take
any action by written consent in lieu of a meeting.

                           C.       Special meetings of stockholders may be
called at any time only by the Chairperson of the Board (if any), a majority of the Board of Directors, the Chief Executive Officer or the President. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         SEVENTH.          Effective from and after the Automatic Conversion
Time:

         1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

         2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.

         3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

         4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2003; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2004; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2005.

         5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent Director.

         6. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

         7. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

         8. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

         9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's By-Laws.

         10. Removal. Any one or more or all of the directors may be removed without cause only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors. Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

         11. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation.

         12. Rights of Preferred Stock. The provisions of this Article are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

         EIGHTH.           No director (including any advisory director) of the
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         NINTH.            The Board of Directors of the Corporation, when
evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

         (i) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

         (ii) whether the proposed transaction might violate federal or state laws;

         (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

         (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

         TENTH.

         1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

         2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

         3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

         4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

         5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under
Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (b) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (d) a court of competent jurisdiction.

         7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

         15. Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         ELEVENTH.         The Corporation reserves the right to amend or repeal
any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Amended and Restated Certificate of

Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Parts A, B and C of Article FOURTH and Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH of this Amended and Restated Certificate of Incorporation.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation in the name and on behalf of Acusphere, Inc. on the 6th day of October, 2003 and the statements contained herein are affirmed as true under penalties of perjury.

                                          ACUSPHERE, INC.

                                          By: /s/ Sherri C. Oberg
                                             -------------------------
                                          Name: Sherri C. Oberg
                                          Title: President